                                                            ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-60515 for Hartford Life Insurance Company ICMG Registered Variable Life Separate Account A on Form S-6.


                                                        /s/ Arthur Andersen LLP

Hartford, Connecticut
April 11, 2000